Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

IDEX Biometrics ASA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, nominal value NOK 0.15 per ordinary share, IDEX Biometrics ASA 2022 Subscription Rights Incentive Plan	Other(5)	101,254,865(3)	$0.13(5)	$13,163,132	$0.0000927	$1,220.22

Equity	Ordinary shares, nominal value NOK 0.15 per ordinary share, IDEX Biometrics ASA 2022 Employee Share Purchase Plan	Other(5)	50,627,432(4)	$0.13(5)	$6,581,566	$0.0000927	$610.11

Total Offering Amounts					$19,744,698		$1,830.33

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$1,830.33

(1) These ordinary shares, nominal value NOK 0.15 per ordinary share (“Ordinary Shares”) may be represented by the American Depositary Shares (“ADSs”) of IDEX Biometrics ASA (the “Registrant”), each of which represents 75 Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-250744).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the IDEX Biometrics ASA 2022 Subscription Rights Incentive Plan (the “2022 Plan”) and the IDEX Biometrics ASA 2022 Employee Share Purchase Plan (the “ESPP” and together with the 2022 Plan, the “Plans”) by reason of any share dividend, share split, recapitalization or other similar transaction.

(3) Represents 101,254,865 Ordinary Shares reserved for future issuance under the 2022 Plan.

(4) Represents 50,627,432 Ordinary Shares reserved for future issuance under the ESPP.

(5) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Plans are based on the average of the high and low sale prices per share of the Registrant’s Ordinary Shares, as reported on Oslo Børs as of a date (June 1, 2022) within five business days prior to filing this Registration Statement, and expressed in U.S. dollars based on The Wall Street Journal exchange rate on June 1, 2022 (NOK 1.00=$0.1055).